Exhibit 99.1

           Per-Se Technologies Reports Earnings Per Share of
       $.29 for the Third Quarter; Cash Flow from Operations of
                   $36 million on Year-to-Date Basis


   ALPHARETTA, Ga.--(BUSINESS WIRE)--Nov. 2, 2005--Per-Se Technologies, Inc. (Nasdaq: PSTI), the leader in Connective Healthcare solutions that help physicians and hospitals realize their financial goals, today released its results for the third quarter ended September 30, 2005.
   The Company reported revenue of $94.0 million, operating income of $11.0 million, or 11.7% of revenue, and income from continuing operations of $9.8 million, or $.29 per share on a diluted basis during the third quarter.
   "Highlights of the quarter included the continued strong performance of our outsourced services business in our Physician Services division, which demonstrated good revenue growth and margin expansion. We also had strong cash flow generation in the quarter," stated Philip M. Pead, Per-Se's chairman, president and chief executive officer. "We remain confident in our full year profitability and cash flow expectations."
   For comparison purposes, in the third quarter of 2004 on a GAAP basis, the Company reported revenue of $90.6 million, operating income of $10.2 million, or 11.3% of revenue, and income from continuing operations of $8.8 million, or $.27 per diluted share. On a non-GAAP basis, excluding the gain on a litigation settlement of $1.5 million and the corporate office relocation expenses of $1.0 million, the Company had operating income of $9.6 million, or 10.6% of revenue, and income from continuing operations of $8.2 million, or $.25 per diluted share for the third quarter of 2004.

   Year-to-Date Results

   On a year-to-date basis, the Company reported revenue of $279.3 million, operating income of $30.7 million, or 11.0% of revenue, and income from continuing operations of $26.8 million, or $.81 per share on a diluted basis.
   Cash flow from continuing operations for the nine months ended September 30, 2005, was $35.5 million compared to $41.4 million for the nine months ended September 30, 2004. Cash flow from continuing operations for 2004 included a positive litigation settlement of $16.2 million. The prior year also included a use of cash of approximately $6.3 million related to the additional accounting procedures.
   For comparison purposes, in the prior year period on a GAAP basis, the Company had revenue of $263.4 million, operating income of $20.4 million, or 7.7% of revenue, and income from continuing operations of $9.0 million, or $.27 per share on a diluted basis. On a non-GAAP basis, excluding the gain on a litigation settlement, corporate office relocation expenses, additional accounting procedures expenses, and debt refinancing expenses, the Company had operating income of $26.2 million, or 10.0% of revenue, and income from continuing operations of $20.8 million, or $.62 per share on a diluted basis.

   Physician Services Division

   The Physician Services division reported revenue and operating income of $69.8 million and $8.4 million, respectively, or 12.0% of revenue, for the third quarter of 2005, compared to revenue and operating income of $66.1 million and $7.2 million, respectively, or 10.9% of revenue, for the third quarter of 2004.
   "The Physician Services division had strong revenue growth and margin expansion during the third quarter with the outsourcing business exceeding the division's overall growth rate and operating margins," stated Pead.
   The division had net new business sold in the third quarter of $2 million, compared to net new business sold of $1 million in the third quarter of 2004. The Company defines net new business sold as the annualized revenue value of new contracts signed in a period, less the annualized revenue value of terminated business in that same period.
   "For the first nine months of 2005, our Physician Services division had net new business sold of $16 million. Our fourth quarter performance to date has been strong, and we are on course to achieve our second consecutive year of record net new business sold. We have narrowed our net new business sold range to $23 million to $27 million for 2005. At these levels, our 2005 net new business sold would be 20% to 40% higher than our record 2004 performance," stated Pead.
   The division had a net backlog of approximately $7 million as of September 30, 2005, compared to a net backlog of approximately $3 million as of September 30, 2004. Net backlog represents the annualized revenue related to new contracts signed with the business still to be implemented, less the annualized revenue related to existing contracts where discontinuance notification has been received.

   Hospital Services Division

   The Hospital Services division reported revenue and operating income of $27.9 million and $6.1 million, respectively, or 22.0% of revenue, for the third quarter of 2005, compared to revenue of $28.1 million and operating income of $6.4 million, or 22.9% of revenue, for the third quarter of 2004. In the current year quarter, the division expensed approximately $0.4 million related to its project to enhance its physician claims clearinghouse.
   New business sold in the Hospital Services division during the third quarter of 2005 was approximately $4 million, compared to new business sold of approximately $5 million during the third quarter of 2004. Medical-related transaction volume increased approximately 3% in the third quarter compared to the prior year period.
   "New sales of our revenue cycle management products were lower in the third quarter than we had projected, which impacted third quarter revenue versus our original expectations," stated Pead. "We are modifying our new business sold target for the division to $15 million to $20 million for 2005."

   Enhancements to Physician Claims Clearinghouse

   During the latter part of 2004, the Company initiated a project with IBM to enhance its physician claims clearinghouse functionality. The Company expects that the improved platform will provide significant efficiencies and competitive advantages for its Physician Services division. The Company's clearinghouse infrastructure is part of the Hospital Services division.
   The Company expects the project to be completed in mid-year 2006. For full year 2005, project expenses are forecasted to be approximately $1.5 million, or $.04 per diluted share, and capital expenditures and capitalized software are expected to be approximately $2.5 million.

   NDCHealth Acquisition

   As announced on August 29, 2005, the Company has signed a definitive agreement to purchase NDCHealth Corporation (NYSE: NDC). Per-Se will acquire the physician, hospital and retail pharmacy businesses of NDCHealth. As part of the transaction, Wolters Kluwer, based in Amsterdam, the Netherlands, will purchase the pharmaceutical information management business from NDCHealth. During September, the Company received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 related to the transaction. As previously announced, the transaction is expected to close within three to six months from signing. The acquisition remains subject to other closing conditions, including approval by shareholders of both Per-Se and NDCHealth.

   2005 Outlook

   For the full year 2005, the Company expects diluted earnings per share of $1.08 to $1.10 and consolidated operating income margins of 11% to 11.5%. This guidance includes expenses related to the claims clearinghouse enhancement of approximately $1.5 million, or $.04 per diluted share, for full year 2005.
   By segment, the Company continues to forecast revenue growth for the Physician Services division of 6% to 6.5% and operating margins of 12% to 12.5% for the full year 2005 led by the strong year-to-date performance of its outsourcing business. The Company expects to achieve net new business sold during 2005 in the Physician Services division of $23 million to $27 million, compared to previous guidance of $20 million to $30 million.
   For the Hospital Services division, the Company expects to achieve new business sold of $15 million to $20 million, compared to previous guidance of $20 million to $25 million. The Company now forecasts full year revenue growth for the division of 6% to 7% versus previous guidance of 8% to 10% due to reduced new business sold expectations for the year. The Company continues to expect operating margins of 21% to 21.5%, including the clearinghouse enhancement costs, for the division.
   The Company expects consolidated 2005 revenue growth of 6% to 6.5% versus previous expectations of 6.5% to 7.5%.
   The Company reiterates its previous expectations for full year
2005 cash flow from continuing operations to be in excess of $47 million, which includes the impact of its clearinghouse enhancement project. The Company also expects capital expenditures and capitalized software development costs to be between $15 million and $17 million, which includes approximately $2.5 million related to the clearinghouse enhancement.
   The Company's 2005 guidance excludes any impact related to its planned acquisition of NDCHealth.
   "Our physicians outsourcing business is performing well in 2005 in both revenue growth and margin expansion, and our record net new business sold positions us well for the future," stated Pead. "We expect our recurring revenue business model to continue to generate strong operating cash flow in 2005."

   2006 Outlook

   For the full year 2006, the Company expects diluted earnings per share of $1.28 to $1.38 and cash flow from continuing operations for the full year 2006 to be in excess of $52 million.
   The Company's 2006 guidance excludes any impact related to its planned acquisition of NDCHealth.
   The Company's guidance also does not reflect the impact of adopting Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment, which requires the expensing of stock options and other stock-based compensation. This Statement is effective for the Company on January 1, 2006. The Company is currently evaluating the adoption of the Statement and its financial statement impact, which we expect will result in an additional non-cash expense related to the adoption.
   "Our stated objective is to grow earnings by 20% per year and our projected 2005 performance and our 2006 EPS guidance delivers on that commitment," stated Pead. "I am confident in the strength of our operating segments as we prepare for the transformations that the acquisition of NDCHealth will bring in the coming year."

   Conference Call

   Per-Se will host a conference call for institutional investors and security analysts at 10:00 a.m. Eastern time today. All interested investors are invited to access a live audio broadcast of the call via Webcast. The Webcast can be accessed at www.per-se.com in the Investors section by selecting the Webcast link. Listeners should go to the website at least 15 minutes before the scheduled start time of the conference call to download and install any necessary audio software. For those unable to listen to the live broadcast of the call, a replay will be available shortly after completion of the call and will be archived on Per-Se's website for approximately 60 days.

   About Per-Se Technologies

   Per-Se Technologies (Nasdaq: PSTI) is the leader in Connective Healthcare. Connective Healthcare solutions from Per-Se enable physicians and hospitals to achieve their income potential by creating an environment that streamlines and simplifies the complex administrative burden of providing healthcare.
   Per-Se's Connective Healthcare solutions help reduce administrative expenses, increase revenue and accelerate the movement of funds to benefit providers, payers and patients. More information is available at www.per-se.com.

   Safe Harbor Statement

   This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company's future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, revenue projections, operating income margin projections, earnings per share from continuing operations projections, cash flow projections, capital expenditure and capitalized software projections, full year 2005 new business sold forecasts, the cost, timing and results of the physician claims clearinghouse enhancement, the impact of adopting SFAS123(R), and the timing and impact of the Company's acquisition of NDCHealth Corporation. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to, failure to realize improvements in performance, efficiency and profitability, failure to complete anticipated sales under negotiations, failure to implement successfully sales backlog, lack of revenue growth, client losses, technical issues in processing claims through the clearinghouse, failure to close the NDCHealth transaction, and adverse developments with respect to the operation or performance of the Company's business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Safe Harbor Compliance Statement and Factors That May Affect Future Results of Operations, Financial Condition or Business included in the Company's Form 10-Q for the quarter ended June 30, 2005, and its Form 10-K for the year ended December 31, 2004. The Company disclaims any responsibility to update any forward-looking statements.
   The Company believes that the non-GAAP measures of operating income, operating margins, income from continuing operations and earnings per share from continuing operations excluding gain on the litigation settlement with Lloyd's, corporate office relocation expenses, debt refinancing expenses and additional accounting procedures expenses are additional meaningful measures of operating performance. The presentation of such non-GAAP measures enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user's overall understanding of the Company's current financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to more thoroughly evaluate its current performance compared to past performance. However, this information will necessarily be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.

   Important Legal Information

   This press release includes communication with respect to the proposed acquisition transaction involving Per-Se Technologies and NDCHealth Corporation. This press release shall not constitute an offer of any securities for sale. In connection with the proposed transaction, NDCHealth Corporation and Per-Se Technologies have prepared and filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-4 containing a joint proxy statement/prospectus for the shareholders of both companies, and each will be filing other documents regarding the proposed transaction with the SEC as well. Before making any voting or investment decision, investors are urged to read the joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available, as well as any amendments and supplements thereto, as they will contain important information about the proposed transaction. The final joint proxy statement/prospectus will be mailed to the shareholders of both NDCHealth and Per-Se.
   Investors may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). Investors may also obtain these documents, free of charge, from NDCHealth's website (www.ndchealth.com) under the tab "Investor Relations" through the "SEC Filing" link. Investors may also obtain these documents, free of charge, from Per-Se's website (www.per-se.com) under the tab "Investors" through the "SEC Filing" link.

   Participants in the NDCHealth Acquisition

   NDCHealth Corporation and Per-Se Technologies and their respective directors and executive officers may be deemed participants in the solicitation of proxies from stockholders in connection with this transaction. Information about the directors and executive officers of NDCHealth and Per-Se Technologies and information about other persons who may be deemed participants in this transaction is included in the joint proxy statement/prospectus. Investors can also find information about NDCHealth's executive officers and directors in NDCHealth's definitive proxy statement filed with the SEC on September 15, 2004. Investors can also find information about Per-Se Technologies' executive officers and directors in Per-Se's definitive proxy statement filed with the SEC on March 25, 2005.



                 CONSOLIDATED STATEMENTS OF OPERATIONS
                           SEGMENT REPORTING
                       (unaudited, in thousands)

                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------  ------------------
                                   2005     2004       2005     2004
                                 -------- --------   -------- --------
Revenue
 Physician Services             $ 69,805 $ 66,059   $206,063 $195,317
 Hospital Services                27,860   28,057     84,032   78,274
 Eliminations                     (3,659)  (3,475)   (10,759) (10,208)
                                 -------- --------   -------- --------
   Consolidated                 $ 94,006 $ 90,641   $279,336 $263,383
                                 ======== ========   ======== ========

Operating Income
 Physician Services             $  8,375 $  7,175   $ 24,430 $ 20,245
 Hospital Services                 6,140    6,433     17,830   18,603
 Corporate (1)                    (3,516)  (4,031)   (11,552) (12,615)
                                 -------- --------   -------- --------
                                $ 10,999 $  9,577   $ 30,708 $ 26,233
 Other income (expenses) (1)          --      654         --   (5,845)
                                 -------- --------   -------- --------
   Consolidated                 $ 10,999 $ 10,231   $ 30,708 $ 20,388
                                 ======== ========   ======== ========


   (1) Corporate excludes other income/expenses of $0.7 million of income and $5.9 million of expenses for the three and nine months ended September 30, 2004, respectively, related to the additional accounting procedures, gain related to Lloyd's, corporate office relocation and miscellaneous income.



                 CONDENSED CONSOLIDATED BALANCE SHEETS
                       (unaudited, in thousands)

                                           September 30,  December 31,
                                                2005          2004
                                           ------------- -------------
Assets
Cash and cash equivalents                 $      56,130 $      42,422
Restricted cash                                      31            51
Accounts receivable, net                         56,474        49,407
Other current assets                             10,807         7,729
Property and equipment                           16,354        15,512
Goodwill                                         32,549        32,549
Other intangible assets                          19,202        20,784
Deferred income tax asset, net                   28,115        28,115
Other                                             6,653         6,122
                                           ------------- -------------
                                          $     226,315 $     202,691
                                           ============= =============

Liabilities and Stockholders' Equity
Current liabilities                       $      38,210 $      34,480
Deferred revenue                                 26,616        24,127
Current portion of long-term debt                   133            98
Long-term debt                                  125,535       125,527
Other long-term obligations                       5,358         5,484
Stockholders' equity                             30,463        12,975
                                           ------------- -------------
                                          $     226,315 $     202,691
                                           ============= =============




              PER-SE TECHNOLOGIES, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF INCOME
            (unaudited, in thousands except per share data)

                                 Three Months Ended  Nine Months Ended
                                    September 30,      September 30,
                                  -----------------  -----------------
                                    2005     2004      2005     2004
                                  -------- --------  -------- --------

Revenue                          $ 94,006 $ 90,641  $279,336 $263,383
                                  -------- --------  -------- --------

Cost of services                   63,089   60,486   185,596  172,823
Selling, general and
 administrative                    19,918   20,578    63,032   64,327
Other (income) expenses               ---     (654)      ---    5,845
                                  -------- --------  -------- --------
   Operating income                10,999   10,231    30,708   20,388
Interest expense                    1,431    1,410     4,360    5,483
Interest income                      (427)     (88)   (1,075)    (332)
Loss on extinguishment of debt        ---      ---       ---    5,896
                                  -------- --------  -------- --------
Income before income taxes          9,995    8,909    27,423    9,341
Income tax expense                    172      102       623      314
                                  -------- --------  -------- --------
Income from continuing
 operations                         9,823    8,807    26,800    9,027
                                  -------- --------  -------- --------
Loss from discontinued
 operations, net of tax -
 Patient1                             ---       --       ---      (18)
(Loss) gain on sale of Patient1,
 net of tax                           ---     (106)      ---    3,649
Loss from discontinued
 operations, net of tax -
 Business1                            ---      ---       ---     (303)
Loss on sale of Business1, net of
 tax                                  ---      ---       ---     (130)
Loss from discontinued
 operations, net of tax - Other       ---       (1)      ---      (94)
                                  -------- --------  -------- --------
   Net income                    $  9,823 $  8,700  $ 26,800 $ 12,131
                                  ======== ========  ======== ========

Diluted net income per common
 share:
  Income from continuing
   operations excluding other
   expenses and debt retirement
   costs                         $   0.29 $   0.25  $   0.81 $   0.62
  Other expenses                      ---     0.02       ---    (0.17)
  Debt retirement costs               ---      ---       ---    (0.18)
                                  -------- --------  -------- --------
  Income from continuing
   operations                        0.29     0.27      0.81     0.27
Gain on sale of Patient1, net of
 tax                                   --      ---       ---     0.10
Loss from discontinued
 operations, net of tax -
 Business1                            ---      ---       ---    (0.01)
                                  ------------------------------------
   Net income                    $   0.29 $   0.27  $   0.81 $   0.36
                                  ======== ========  ======== ========

Weighted average shares used in
 computing diluted earnings per
 share                             33,792   32,168    32,917   33,273
                                  ======== ========  ======== ========




                       PER-SE TECHNOLOGIES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (unaudited, in thousands)

                                                   Nine Months Ended
                                                     September 30,
                                                 ---------------------
                                                     2005       2004
                                                  ---------  ---------
Cash Flows From Operating Activities:
Net income                                       $  26,800  $  12,131
Adjustments to reconcile net income to cash
 provided by operating activities:
        Depreciation and amortization               11,233     11,778
        Loss on extinguishment of debt                 ---      5,896
        Gain on sale of Patient1                       ---     (3,649)
        Loss from discontinued operations              ---        545
        Changes in assets and liabilities,
         excluding effects of acquisitions and
         divestitures                               (2,496)    14,687
                                                  ---------  ---------
    Net cash provided by continuing operations      35,537     41,388
    Net cash used for discontinued operations          ---       (514)
                                                  ---------  ---------
    Net cash provided by operating activities       35,537     40,874
                                                  ---------  ---------

Cash Flows From Investing Activities:
Acquisitions, net of cash acquired                     ---     (1,141)
Purchases of property and equipment                 (6,098)    (4,624)
Software development costs                          (4,544)    (5,334)
Capitalized acquisition costs                       (1,484)
Proceeds from sale of subsidiaries                     ---      3,520
Other                                                 (216)       (66)
                                                  ---------  ---------
    Net cash used for investing activities         (12,342)    (7,645)
                                                  ---------  ---------

Cash Flows From Financing Activities:
Proceeds from the exercise of stock options          5,967      5,853
Proceeds from borrowings                               ---    125,000
Treasury stock purchase                            (15,404)   (24,999)
Deferred financing costs                               ---     (6,013)
Other                                                  (18)       107
Repayments of debt                                     (32)  (121,875)
                                                  ---------  ---------
    Net cash used for financing activities          (9,487)   (21,927)
                                                  ---------  ---------

Cash and Cash Equivalents:
Net change in cash                                  13,708     11,302
Balance at beginning of period                      42,422     25,271
                                                  ---------  ---------
Balance at end of period                         $  56,130  $  36,573
                                                  =========  =========




      RECONCILIATION OF CONSOLIDATED OPERATING INCOME AND MARGIN,
         AND INCOME FROM CONTINUING OPERATIONS AND EPS - 2004
                       (unaudited, in thousands)

                                           For the period ended
                                            September 30, 2004
                                     ---------------------------------
                                        QTD             YTD
                                     ---------       ----------
                                               % of             % of
                                              Revenue          Revenue
                                              -------          -------
Operating income excluding special
 items (non-GAAP measure)            $  9,577   10.6% $ 26,233   10.0%
    Gain related to settlement with
     Lloyd's                            1,526           1,526
    Corporate office relocation        (1,040)         (1,040)
    Additional accounting procedures
     expenses                             105          (6,347)
    Miscellaneous income                   63              16
                                      --------------------------------
Consolidated operating income (GAAP
 measure)                            $ 10,231   11.3% $ 20,388    7.7%
                                      ================================


                                        QTD     EPS     YTD      EPS
                                     ---------------------------------
Income from continuing operations
 excluding special items (non-GAAP
 measure)                            $  8,153 $  .25  $ 20,768 $  .62
    Gain related to settlement with
     Lloyd's                            1,526 $  .05     1,526 $  .05
    Corporate office relocation        (1,040) ($.03)   (1,040) ($.03)
    Additional accounting procedures
     expenses                             105     --    (6,347) ($.19)
    Miscellaneous income                   63     --        16     --
    Loss on extinguishment of debt         --     --    (5,896) ($.18)
                                      --------------------------------
Income from continuing operations
 (GAAP measure)                      $  8,807 $  .27  $  9,027 $  .27
                                      ================================


   NOTE: Gain related to settlement with Lloyd's, corporate office relocation expenses, additional accounting procedures expenses and miscellaneous income are classified as other income/expense in the consolidated income statement.

   Operating income, income from continuing operations, and earnings per share from continuing operations, excluding Lloyd's gain, corporate office relocation expenses, additional accounting procedures expenses and loss on extinguishment of debt The Company believes operating income, excluding gain related to the settlement with Lloyd's, the corporate office relocation expenses, and additional accounting procedures expenses as well as income from continuing operations and related earnings per share from continuing operations, excluding gain related to the settlement with Lloyd's, corporate office relocation expenses, additional procedures expenses and loss on extinguishment of debt are additional meaningful measures of operating performance to facilitate comparisons to previously issued guidance that excluded these items. These measures represent the earnings generated from the "base business" excluding (1) the gain related to the settlement of the Company's litigation with Lloyd's, (2) the lease expense related to the relocation of the Company's corporate offices,
(3) the costs associated with the additional accounting procedures requested by the Company's external auditors as part of their year-end 2003 audit, and (4) the costs associated with the issuance of the convertible debentures and subsequent retirement of the Company's Term Loan B debt. These items are special in nature. Internally, the Company uses these measures to evaluate its operational performance. While the Company believes these measures are meaningful and useful to the readers of the financial statements, these measures will be different from comparable information provided by other companies and should not be used as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.


    CONTACT: Per-Se Technologies, Alpharetta
             Michele Howard, 770-237-7827